UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2009
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road
Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 15, 2009, at the annual meeting of stockholders of NaviSite, Inc. (“NaviSite”), NaviSite’s stockholders approved an amendment (the “Amendment”) to NaviSite’s Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock of NaviSite reserved under the ESPP by 600,000 shares, from 516,666 shares to 1,116,666 shares.
A more complete description of the terms of the ESPP and the material amendments and modifications thereto can be found in “Proposal No. 2 — Amendment of NaviSite’s Amended and Restated 1999 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder” (pages 7 through 10) in NaviSite’s definitive proxy statement filed with the Securities and Exchange Commission on October 30, 2009, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Amendment filed as an exhibit hereto, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed in the Exhibit Index below are filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: December 21, 2009	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1 to Amended and Restated 1999 Employee Stock Purchase Plan is incorporated herein by reference to Appendix I to the Registrant’s Definitive Schedule 14A filed October 30, 2009 (File No. 000-27597).

99.1
Description of Amended and Restated 1999 Employee Stock Purchase Plan, as amended, is incorporated herein by reference to Proposal No. 2 (pages 7 through 10) of the Registrant’s Definitive Schedule 14A filed October 30, 2009 (File No. 000-27597).